                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   MEDJET INC.



     The undersigned, Eugene I. Gordon, hereby certifies that:

     1. He is the President of the corporation referred to herein.

     2. Such corporation is a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware, as amended (the "Law").

     3. The name of such corporation is Medjet Inc.

     4. The date on which the original certificate of incorporation of such corporation was filed with the Secretary of State of the State of Delaware is December 16, 1993.

     5. This Amended and Restated Certificate of Incorporation (i) amends the certificate of incorporation of such corporation so as to increase the number of shares of common stock which such Corporation has authority to issue and to authorize the issuance of preferred stock by such corporation and (ii) integrates into one instrument all of the provisions of such certificate of incorporation, as so amended, which are effective and operative.

     6. This Amended and Restated Certificate of Incorporation was duly adopted on May 2, 1996, in accordance with Sections 242 and 245 of the Law and the applicable provisions of such certificate of incorporation by an affirmative vote of the holders of a majority of the outstanding shares of common stock of such corporation.

     7. The provisions of such certificate of incorporation, as so amended and restated, are as follows:

     FIRST:  The name of the Corporation is Medjet Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 8,000,000, of which 7,000,000 shall be shares of common stock, par value $.001 per share (the "Common Stock"), and 1,000,000 shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock"). Shares of the Preferred Stock may be issued in one or more series. The number of shares included in any series of Preferred Stock and the full or limited voting powers, if any, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of Preferred Stock or any series of Preferred Stock shall be stated in the resolution or resolutions providing for the issuance of Preferred Stock or such series of Preferred Stock adopted by the Board of Directors of the Corporation (the "Board").

     FIFTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

     SIXTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

     SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation on this 13th day of May, 1996.



                                    /s/ Eugene I. Gordon
                                 -----------------------------
                                 Eugene I. Gordon, President


ATTEST:


/s/ Thomas M. Handschiegel
---------------------------------
Thomas M. Handschiegel, Secretary

                          CERTIFICATE OF DESIGNATION OF
                     SERIES A PREFERRED STOCK OF MEDJET INC.

                 ----------------------------------------------

                    Pursuant to Section 151(a) of the General
                    Corporation Law of the State of Delaware

                 ----------------------------------------------


         Medjet Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That pursuant to authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation, and pursuant to the provisions of Section 151(a) of the General Corporation Law of the State of Delaware, said Board of Directors, acting pursuant to a unanimous written consent of the Board of Directors dated December 20, 1997 and at a meeting duly called and held on March 20, 1998, adopted the following resolutions which remain in full force and effect as of the date hereof:

                  WHEREAS,   the  Board  of  Directors  of  the  Corporation  is
         authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices, and the liquidation preferences of any wholly unissued classes of preferred shares, and the number of shares constituting any such classes and the designation thereof or any of them,

                  WHEREAS, the Corporation heretofore has not issued any of said preferred shares and the Board of Directors desires to provide for the issue of three series of preferred shares of the Corporation consisting of an aggregate of not more than 400,000 shares of Preferred Stock, for such three series to be designated as "Series A Preferred Stock," "Series B Preferred Stock" and "Series C Preferred Stock" and to fix the rights, preferences, privileges, restrictions and other matters relating to said Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock;

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of three series of preferred shares of the Corporation designated as "Series A Preferred Stock," "Series B Preferred Stock" and "Series C Preferred Stock," each series consisting of such number of shares for which the Placement Agent has received accepted subscriptions therefor (not to exceed in the aggregate 400,000 shares) and does hereby fix the rights, preferences, privileges, restrictions and other matters relating to said Series A Preferred Stock substantially as set forth on Exhibit A hereto, provided that the Conversion Price for the Series A Preferred Stock shall be set at 85% of the Market Price (as defined) on the applicable closing date of the sale of such series.

         SECOND: That said determination of the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions thereof, relating to the Series A Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Amended and Restated Certificate of Incorporation, in accordance with the provisions of Section 151(a) of the General Corporation Law of the State of Delaware.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eugene I. Gordon, its President-Technology Development, as of this 20th day of April 1998.


                                      MEDJET INC.



                                      By:/s/ Eugene I. Gordon
                                         ---------------------------------------

                                         Name:  Eugene I. Gordon
                                         Title: President-Technology Development

                                    EXHIBIT A

                     Series A Preferred Stock of Medjet Inc.


          (a) Designation and Number. The designation of the series of preferred stock fixed by this resolution shall be "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and the number of shares constituting such series shall be 110,000.

          (b)  Voting Rights.

               (i) Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of subparagraph (d) hereof, on the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, in accordance with Delaware law.

              (ii) Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          (c)  Dividend Rights.

               (i) Each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, out of any funds legally available therefor, dividends at the annual rate per share (the "Dividend Rate") of One Dollar ($1.00), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events (together herein referred to as "Recapitalization Events"), payable annually or otherwise as the Board of Directors may from time to time determine in cash, Common Stock or any combination thereof. If an Automatic Conversion Event (as hereinafter defined) shall not have occurred on or before the six (6) month anniversary of the Original Series A Issuance Date (as hereinafter defined), the Dividend Rate shall increase to One Dollar and Twenty Cents ($1.20), as adjusted for Recapitalization Events for the period beginning on the six (6) month anniversary of the Original Series A Issuance Date and ending on the first calendar anniversary of the Original Series A Issuance Date. Dividends and distributions (other than those payable solely in Common Stock) may be paid, or declared and set aside for payment, upon shares of Common Stock in any calendar year only if dividends shall have been paid, or declared and set apart for payment, on account of all shares of Series A Preferred Stock then issued and outstanding, at the aforesaid rate for such calendar year.

          (ii) From and after the date of original issuance by the Corporation of the first share of Series A Preferred Stock ("Original Series A Issuance Date"), the right to dividends upon the issued and outstanding shares of Series A Preferred Stock shall be cumulative so that such rights shall be deemed to accrue from and after the Original Series A Issuance Date, whether earned, or whether there be funds legally available therefor, or whether said dividends shall have been declared; and if such dividends in respect of any period beginning on the Original Series A Issuance Date shall not have been declared and either paid or a sum sufficient for the payment thereof set aside in full, the deficiency shall first be fully paid on the Series A Preferred Stock, before any dividend or other distribution (other than those payable solely in Common Stock) may be paid, or declared and set apart for payment, to the holders of shares of Common Stock, and shall in any event be paid upon conversion of the Series A Preferred Stock, in cash, or at the election of the Corporation, partly in cash and partly in shares of Common Stock, or all in shares of Common Stock, based upon the average closing bid and ask prices of the Common Stock quoted on the National Association of Securities Dealers OTC Bulletin Board for the 20-trading day period ending on the trading day immediately prior to the date of payment. Any accumulation of dividends on the shares of Series A Preferred Stock shall not bear interest.

          (d) Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of record of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, Ten Dollars ($10.00) per share of Series A Preferred Stock, plus a further amount per share equal to dividends, if any (i) then declared and unpaid on account of shares of Series A Preferred Stock and (ii) whether or not declared, then accrued in accordance with the provisions of subparagraph (c)(ii) hereof before any payment shall be made or any assets distributed to the holders of shares of Common Stock. After payment to the holders of record of the shares of the Series A Preferred Stock of the amounts set forth in the preceding sentence, the remaining assets of the Corporation shall be distributed in like amounts per share to the holders of record of Common Stock. If, upon any liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.

          (e)  Conversion Rights.

               (i) Each holder of record of shares of Series A Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock (as such Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series A Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing Ten Dollars ($10.00) by the Conversion Price (as hereinafter defined) per share for the Series A Preferred Stock in effect at the time of conversion.

               (ii) All outstanding shares of Series A Preferred Stock shall be deemed automatically converted into such number of shares of Common Stock as are determined in accordance with subparagraph (d)(i) hereof upon the earlier of
(i) the effective
date  of a  registration  statement  filed  with  the  Securities  and  Exchange
Commission pursuant to the Securities Act of 1933, as amended, covering the Common Stock into which the Series A Preferred Stock may be converted or (ii) the first anniversary of the Original Series A Issuance Date (either, an "Automatic Conversion Event"). On or after the date of occurrence of an Automatic Conversion Event, and in any event within 10 days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Series A Preferred Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Common Stock into which such shares of Series A Preferred Stock are converted. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

               (iii)  For purposes of this Certificate of Designation:

          "Conversion Price" shall mean the price at which shares of the Common Stock shall be deliverable upon conversion of the Series A Preferred Stock. The Conversion Price shall initially be $6.02. The Conversion Price shall be subject to adjustment as provided below:

          (A) In the event the Corporation at any time or from time to time shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification, stock split or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price in effect shall be proportionately decreased:

               (1) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

               (2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such subdivision becomes effective.

          (B) In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification orotherwise, into a lesser number of shares of Common Stock, the Conversion

               Price  in  effect   immediately  prior  to  such  combination  or
               consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (C) In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be possible, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (D) If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock into which the Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such effectiveness would have been changed.

                  (iv) Whenever the Conversion Price or the amount of Common Stock or other securities deliverable upon the conversion of Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal executive office and with any transfer agent or agents for its Series A Preferred Stock and Common Stock, a statement, signed by the Chairman of the Board, President, or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer or one of its Assistant Treasurers, stating the newly adjusted Conversion Price and adjusted amount of its Common Stock or other securities deliverable per share of Series A Preferred Stock calculated to the nearest one cent and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. A copy of such statement shall be sent to each holder of Series A Preferred Stock. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                  (v) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of Series A Preferred Stock.

                  (vi) No fractions of shares of Common Stock shall be issued upon conversion, but in lieu thereof the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined by the Board of Directors (in accordance with paragraph (b) above).

                  (vii) The Corporation will not, by amendment of this Certificate of Designation or by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph
(d) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (e)  Protective  Provision.  So  long as any  shares  of the  Series  A
Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock voting as a class, authorize, create or issue any class or series of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred Stock.

         (f) Pro-Rata Treatment. Except as otherwise set forth herein, each of the shares of Preferred Stock offered and sold pursuant to the Corporation's Confidential Private Placement Memorandum dated January 12, 1998, as such Confidential Private Placement Memorandum has been amended and supplemented by Supplement No. 1 dated February 27, 1998 to the Confidential Private Placement Memorandum and Supplement No. 2 dated March 18, 1998 to the Confidential Private Placement Memorandum, shall have the same rights, privileges and preferences.